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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-66671) of MEEMIC Holdings, Inc., of our report dated February 4, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2000, relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Grand Rapids, Michigan
March 24, 2000